Exhibit 10(i)(i). First Amendment to Tier I Change of Control Employment Agreement

1.	The McDonald’s Corporation Tier I Change of Control Employment Agreement (the “Agreement”), is hereby amended by adding at the end of Article 10 a new Section 10.16, reading in its entirety as follows:

10.16	Company Subsidiaries and Successors. References in the Agreement to employment by “the Company” shall be deemed to include employment by (1) any entity in which the Company directly or through intervening subsidiaries owns 100% of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, 100% interest in the capital and profits and (2) any successor or assign of the Company pursuant to Section 10.02, and any obligation of the Company hereunder shall be deemed satisfied if and to the extent an entity described in clause (1) or (2) of this sentence performs such obligation.

2.	This amendment is effective as of January 25, 2005.

3.	Except as specifically provided above, the Agreement is hereby ratified and confirmed without amendment.

104    McDonald’s Corporation